Form 8k

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2013

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Paseo Padre Parkway, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On September 30, 2013 (the “Closing Date”), WaferGen Bio-systems, Inc. (the “Company”) completed the final closing of the previously announced private placement offering (the “Private Placement”) of units (each, a “Unit”) at $50,000 per Unit, each Unit consisting of (1) either 25,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) or 9.9390 shares of the Company’s Series 1 Convertible Preferred Stock, par value $0.001 per share (with each 9.9390 shares having a total liquidation preference $0.01 and being convertible into 25,000 shares of Common Stock) (“Series 1 Preferred Shares”) and (2) warrants to purchase 12,500 shares of Common Stock at an initial exercise price of $2.60 per share (the “Warrants”).

As previously reported, at the initial closing of the Private Placement on August 27, 2013, the Company sold $13,668,500 of Units for net proceeds of approximately $12,300,000.  At a subsequent closing on September 30, 2013, the Company sold an additional $1,369,000 of Units for net proceeds of approximately $1,200,000.  In the Private Placement, the Company received total gross proceeds of $15,037,500 and issued a total of 5,893,750 shares of Common Stock, 646 Series 1 Preferred Shares (with a $0.001 per share liquidation preference and convertible into a total of 1,625,000 shares of Common Stock) and 3,759,379 Warrants.

National Securities Corporation acted as sole placement agent in connection with the Offering and received compensation of approximately $1,300,000 and warrants to purchase to purchase 25.88 Units at an initial exercise price of $50,000 per Unit.

The Company intends to use the net proceeds from the Private Placement for general corporate and working capital purposes, including commercialization activities intended to increase revenues from sales of the Company’s target enrichment and other products.

For further information concerning the Private Placement and the securities issued thereunder, please refer to the description thereof contained in the Company’s Current Report on Form 8-K filed on August 28, 2013 (the “Prior Form 8-K”) which is incorporated herein by reference.  The foregoing descriptions of the Private Placement and the securities issued in connection therewith do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, the forms of which were filed as exhibits to the Prior Form 8-K and are incorporated herein by reference.

The securities issued in the Private Placement were issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.  The securities contain a legend restricting transferability absent registration or applicable exemption.  The Purchasers received current information about the Company and had the opportunity to ask questions about the Company.  All of the Purchasers were deemed accredited.

Item 7.01.  Regulation FD Disclosure.

 A copy of the press release announcing the completion of the Private Placement is furnished herewith as Exhibit 99.1.  The press release and the information contained in this Current Report on Form 8-K about the Private Placement do not constitute offers to sell or solicitations of offers to buy the Units or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company dated October 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: October 2, 2013	By:	/s/ JOHN HARLAND
John Harland
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated October 2, 2013